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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86426) of Affiliated Computer Services, Inc. (ACS) of our report dated July 28, 1997, with respect to the consolidated financial statements of ACS Government Solutions Group, Inc. (formerly Computer Data Systems, Inc.), included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                                           /s/ Ernst & Young LLP

Washington D.C.
September 28, 1999